Exhibit 99.1

News Release	AmSouth Bancorporation Post Office Box 11007 Birmingham, Alabama 35288

FOR IMMEDIATE RELEASE

Contact:	(Investment Community)	List Underwood	(205) 801-0265
	(News Media)	Rick Swagler	(205) 801-0105

To hear a webcast of the conference call with analysts at 2 p.m. CDT, July 19, 2005, go to www.amsouth.com and click on the webcast link under “Message Center.” For supplemental financial information about the second quarter results, visit the Investor Relations Resource Center on AmSouth’s web site at www.amsouth.com/irrc.

AmSouth Reports Record Second Quarter 2005 Earnings

BIRMINGHAM, Ala., July 19, 2005 – AmSouth Bancorporation (NYSE: ASO) today reported earnings for the second quarter ended June 30, 2005, of $.52 per diluted share, compared to $.47 per diluted share reported for the second quarter of 2004. Net income for the second quarter of 2005 was a record $184.6 million versus $167.0 million for the same period in 2004, an increase of 10.6 percent.

This second quarter performance resulted in a return on average equity of 20.9 percent, a return on average assets of 1.47 percent, and an improved efficiency ratio of 51.4 percent.

“AmSouth generated solid, high quality results this quarter,” said Dowd Ritter, AmSouth’s chairman, president and chief executive officer. “We saw strong performance across the board: good loan production and deposit growth, extremely strong credit quality and disciplined expense control.”

Net interest income was $378.6 million in the second quarter, a 4.8 percent increase compared with the same quarter in 2004. The net interest margin in the second quarter was 3.40 percent, which is a 4 basis point decline compared with the same period in 2004. The increase in net interest income in the second quarter was driven by solid loan growth supported by continued strength in deposits, particularly in the low-cost category. Commercial loans grew 12.8 percent compared with the same quarter in 2004, and low-cost deposits increased 15.1 percent during the same period.

Noninterest revenue, which includes earnings from service charges, trust, investment management services, securities gains and other sources of fee income, was $223.2 million for the quarter. Interchange income increased 10.2 percent compared with the second quarter of 2004, and commercial credit fee income rose 25.4 percent compared with the previous year. Continued disciplined expense control resulted in noninterest expenses in the second quarter of $314.9 million, an increase of 1.0 percent compared with the previous year.

Net charge-offs were 0.21 percent of average net loans in the second quarter, declining 2 basis points compared with the first quarter of 2005. The ratio of loan loss reserves to total loans was 1.09 percent at June 30, 2005. The loan loss provision essentially matched net charge-offs in the quarter. Nonperforming loan coverage increased to 519 percent during the quarter.

Total nonperforming assets at June 30, 2005, were $90.0 million, or 0.27 percent of loans net of unearned income, foreclosed properties and repossessions, compared to $112.7 million, or 0.34 percent, in the previous quarter.

For supplemental financial information about the second quarter results, please refer to the Form 8-K filed by AmSouth with the Securities and Exchange Commission on July 19, 2005, or visit the Investor Relations Resource Center on AmSouth’s web site at www.amsouth.com.

About AmSouth

AmSouth is a regional bank holding company with over $50 billion in assets, more than 685 branch banking offices and more than 1,200 ATMs. AmSouth operates in Florida, Tennessee, Alabama, Mississippi, Louisiana and Georgia. AmSouth is a leader among regional banks in the Southeast in several key business segments, including consumer and commercial banking, small business banking, mortgage lending, equipment leasing, and trust and investment management services. AmSouth also offers a complete line of banking products and services at its web site, www.amsouth.com.

Forward Looking Statements

Statements in this document that are not purely historical are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995), including any statements regarding descriptions of management’s plans, objectives or goals for future operations, products or services, and forecasts of its revenues, earnings or other measures of performance. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. A number of factors – many of which are beyond AmSouth’s control – could cause actual conditions, events or results to differ materially from those described in the forward-looking statements. Factors which could cause results to differ materially from current management expectations include, but are not limited to: the effects of previously disclosed regulatory agreements on AmSouth’s branch expansion plans; the successful completion of the sale of AmSouth’s mutual fund advisory business; the execution of AmSouth’s strategic initiatives; legislation and regulation; general economic conditions, especially in the Southeast; the performance of the stock and bond markets; changes in interest rates, yield curves and interest rate spread relationships; prepayment speeds within the loan and investment security portfolios; deposit flows; the cost of funds; cost of federal deposit insurance premiums; demand for loan products; demand for financial services; competition, including a continued consolidation in the financial services industry; changes in the quality or composition of AmSouth’s loan and investment portfolios including capital market inefficiencies that may affect the marketability and valuation of available-for-sale securities; changes in consumer spending and saving habits; technological changes; adverse changes in the financial performance and/or condition of AmSouth’s borrowers which could impact the repayment of such borrowers’ loans; changes in accounting and tax principles, policies or guidelines and in tax laws; other economic, competitive, governmental and regulatory factors affecting AmSouth’s operations, products, services and prices; the effects of weather and natural disasters, such as hurricanes; unexpected judicial actions and developments; results of investigations, examinations, and reviews of regulatory and law enforcement authorities; the outcome of litigation, which is inherently uncertain and depends on the findings of judges and juries; the impact on AmSouth’s businesses, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts; and AmSouth’s success at managing the risks involved in the foregoing. Forward-looking statements speak only as of the date they are made. AmSouth does not undertake a duty to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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AmSouth Bancorporation

SUMMARY FINANCIAL INFORMATION

($ in thousands, except per share data)

EARNINGS SUMMARY

	Three Months Ended					Percent Change Versus Prior Year	YTD		Percent Change Versus Prior Year
	2005		2004				2005	2004
	June 30	March 31	December 31	September 30	June 30		June 30	June 30
Net interest income	$378,643	$379,748	$379,212	$375,906	$361,410	4.8%	$758,391	$720,907	5.2%
Provision for loan losses	17,700	20,600	44,250	28,800	26,600	(33.5)%	38,300	54,700	(30.0)%

Net interest income after provision	360,943	359,148	334,962	347,106	334,810	7.8%	720,091	666,207	8.1%
Noninterest revenues	223,151	215,436	380,289	213,171	218,252	2.2%	438,587	438,682	(0.0)%
Noninterest expenses	314,942	319,517	460,416	362,478	311,770	1.0%	634,459	634,044	0.1%

Income before income taxes	269,152	255,067	254,835	197,799	241,292	11.5%	524,219	470,845	11.3%
Income taxes	84,553	76,422	77,978	78,220	74,329	13.8%	160,975	143,783	12.0%

Net income	$184,599	$178,645	$176,857	$119,579	$166,963	10.6%	$363,244	$327,062	11.1%

Earnings per common share - basic (a)	$0.52	$0.50	$0.50	$0.34	$0.47	10.6%	$1.03	$0.93	10.8%
Earnings per common share - diluted (a)	0.52	0.50	0.49	0.33	0.47	10.6%	1.01	0.92	9.8%
Cash dividends declared per common share	0.25	0.25	0.25	0.24	0.24	4.2%	0.50	0.48	4.2%
Average common shares outstanding - basic	352,054	354,299	355,072	352,838	351,602		353,170	351,399
Average common shares outstanding - diluted	357,026	358,812	360,286	358,272	356,314		357,914	356,611
End of period common shares outstanding	352,349	353,051	356,310	354,635	353,414		352,349	353,414
KEY PERFORMANCE RATIOS
	Three Months Ended						YTD
	2005		2004				2005	2004
	June 30	March 31	December 31	September 30	June 30		June 30	June 30
Average shareholders’ equity to average total assets	7.03%	7.04%	7.05%	6.87%	6.92%		7.03%	7.01%
End of period shareholders’ equity to end of period total assets	7.20	6.98	7.20	6.94	6.82		7.20	6.82
Return on average assets (annualized) (a)	1.47	1.44	1.42	0.98	1.41		1.46	1.40
Return on average shareholders’ equity (annualized) (a)	20.92	20.48	20.15	14.20	20.31		20.70	20.04
Net interest margin - taxable equivalent	3.40	3.45	3.43	3.44	3.44		3.42	3.50
Efficiency ratio (a)	51.41	52.72	59.77	60.44	52.83		52.06	53.70
Loans net of unearned income to total deposits	94.96	94.82	95.82	101.83	97.55		94.96	97.55
Book value per common share	$10.33	$9.89	$10.02	$9.73	$9.32		$10.33	$9.32
Tangible book value per common share	9.48	9.04	9.17	8.88	8.46		9.48	8.46

(a)	Ratios and earnings per share as adjusted for the third quarter 2004 settlement agreement and related professional fees are provided in the following table. These expenses represent matters which management believes are not indicative of AmSouth’s legal and regulatory affairs arising in the normal course of business.

2004
Three Months Ended September 30
Earnings per common share - basic, GAAP basis	0.34
Adjustment for settlement agreement and related professional fees	0.15

Earnings per common share - basic, as adjusted	0.49

Earnings per common share - diluted, GAAP basis	0.33
Adjustment for settlement agreement and related professional fees	0.15

Earnings per common share - diluted, as adjusted	0.48

Return on average assets (annualized), GAAP basis	0.98%
Adjustment for settlement agreement and related professional fees	0.42%

Return on average assets (annualized), as adjusted	1.40%

Return on average shareholders’ equity (annualized), GAAP basis	14.20%
Adjustment for settlement agreement and related professional fees	6.23%

Return on average shareholders’ equity (annualized), as adjusted	20.43%

Efficiency ratio, GAAP basis	60.44%
Adjustment for settlement agreement and related professional fees	(9.00)%

Efficiency ratio, as adjusted	51.44%

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AmSouth Bancorporation

SUMMARY FINANCIAL INFORMATION

($ in thousands)

BALANCE SHEET INFORMATION

AVERAGE BALANCES

	Three Months Ended					Percent Change Versus Prior Year	YTD		Percent Change Versus Prior Year
	2005		2004				2005	2004
	June 30	March 31	December 31	September 30	June 30		June 30	June 30
Loans net of unearned income	$33,361,522	$33,208,549	$32,525,563	$32,079,701	$30,633,629	8.9%	$33,285,458	$30,169,686	10.3%
Total investment securities *	12,374,769	12,530,581	12,413,850	12,374,084	12,488,887	(0.9)%	12,452,245	12,134,183	2.6%
Interest-earning assets *	46,007,898	45,928,699	45,224,572	44,684,992	43,500,751	5.8%	45,968,517	42,635,928	7.8%
Total assets	50,341,297	50,296,110	49,535,521	48,786,314	47,742,291	5.4%	50,318,828	46,847,692	7.4%
Noninterest-bearing deposits	7,454,032	7,225,621	6,978,442	6,643,642	6,516,977	14.4%	7,340,457	6,310,096	16.3%
Interest-bearing deposits**	27,403,908	27,486,980	26,344,499	25,735,595	25,337,923	8.2%	27,445,215	24,859,579	10.4%
Total deposits**	34,857,940	34,712,601	33,322,941	32,379,237	31,854,900	9.4%	34,785,672	31,169,675	11.6%
Shareholders’ equity	3,540,078	3,538,378	3,491,181	3,350,323	3,305,636	7.1%	3,539,233	3,281,997	7.8%

*	Excludes adjustment for market valuation on available-for-sale securities and certain noninterest-earning marketable equity securities.
**	Statement 133 valuation adjustments related to time deposits and other interest-bearing liabilities are included in other liabilities.

BALANCE SHEET INFORMATION

ENDING BALANCES

						Percent Change Versus Prior Year
	2005		2004
	June 30	March 31	December 31	September 30	June 30
Loans net of unearned income	$33,533,382	$33,025,437	$32,801,337	$32,502,221	$31,351,497	7.0%
Total investment securities	12,245,731	12,571,502	12,510,675	12,584,985	12,590,729	(2.7)%
Interest-earning assets	46,191,133	45,815,651	45,453,317	45,392,357	44,314,099	4.2%
Total assets	50,546,831	50,011,458	49,548,371	49,687,862	48,295,813	4.7%
Noninterest-bearing deposits	7,687,525	7,500,430	7,182,806	6,798,077	6,636,325	15.8%
Interest-bearing deposits	27,626,183	27,328,090	27,049,973	25,121,339	25,502,919	8.3%
Total deposits	35,313,708	34,828,520	34,232,779	31,919,416	32,139,244	9.9%
Shareholders’ equity	3,638,225	3,491,722	3,568,841	3,450,558	3,295,478	10.4%

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AmSouth Bancorporation

SUMMARY FINANCIAL INFORMATION

($ in thousands)

NONPERFORMING ASSETS

	2005		2004
	June 30	March 31	December 31	September 30	June 30
Nonaccrual loans*	$70,421	$87,255	$88,488	$92,958	$102,670
Foreclosed properties	17,791	23,258	19,609	23,043	29,586
Repossessions	1,755	2,208	2,498	3,231	3,295

Total nonperforming assets*	$89,967	$112,721	$110,595	$119,232	$135,551

Nonperforming assets to loans net of unearned income, foreclosed properties and repossessions	0.27%	0.34%	0.34%	0.37%	0.43%
Accruing loans 90 days past due	$49,185	$50,718	$51,117	$63,727	$52,972

*	Exclusive of accruing loans 90 days past due

ALLOWANCE FOR LOAN LOSSES

	2005		2004
	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
Balance at beginning of period	$366,836	$366,774	$381,255	$382,482	$382,450
Loans charged off	(27,170)	(29,679)	(44,277)	(39,799)	(38,202)
Recoveries of loans previously charged off	9,528	10,598	11,146	11,062	11,634

Net Charge-offs	(17,642)	(19,081)	(33,131)	(28,737)	(26,568)
Addition to allowance charged to expense	17,700	20,600	44,250	28,800	26,600
Reduction of allowance related to sold loans	(1,268)	(1,457)	(25,600)	(1,290)	—

Balance at end of period	$365,626	$366,836	$366,774	$381,255	$382,482

Allowance for loan losses to loans net of unearned income	1.09%	1.11%	1.12%	1.17%	1.22%
Net charge-offs to average loans net of unearned income *	0.21%	0.23%	0.41%	0.36%	0.35%
Allowance for loan losses to nonperforming loans**	519.20%	420.42%	414.49%	410.14%	372.54%
Allowance for loan losses to nonperforming assets**	406.40%	325.44%	331.64%	319.76%	282.17%

*	Annualized
**	Exclusive of accruing loans 90 days past due

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AmSouth Bancorporation

RECONCILIATION OF GAAP AMOUNTS TO ADJUSTED AMOUNTS

($ in thousands, except per share data)

	Three Months Ended September 30, 2004
	Income Before Income Taxes	Net Income	Earnings per common share	Earnings per common share -diluted

Results as reported on a GAAP basis	$197,799	$119,579	$0.34	$0.33
Costs incurred under settlement agreement and related professional fees*	53,972	52,443	0.15	0.15

Results as adjusted	$251,771	$172,022	$0.49	$0.48

*	These expenses represent matters which management believes are not indicative of AmSouth’s legal and regulatory affairs arising in the normal course of business.